Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) October 31, 2024—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2024.
•Net sales increased 11% to $158.9 billion in the third quarter, compared with $143.1 billion in third quarter 2023. Excluding the $0.2 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 11% compared with third quarter 2023.
•North America segment sales increased 9% year-over-year to $95.5 billion.
•International segment sales increased 12% year-over-year to $35.9 billion.
•AWS segment sales increased 19% year-over-year to $27.5 billion.
•Operating income increased to $17.4 billion in the third quarter, compared with $11.2 billion in third quarter 2023.
•North America segment operating income was $5.7 billion, compared with operating income of $4.3 billion in third quarter 2023.
•International segment operating income was $1.3 billion, compared with an operating loss of $0.1 billion in third quarter 2023.
•AWS segment operating income was $10.4 billion, compared with operating income of $7.0 billion in third quarter 2023.
•Net income increased to $15.3 billion in the third quarter, or $1.43 per diluted share, compared with $9.9 billion, or $0.94 per diluted share, in third quarter 2023.
•Operating cash flow increased 57% to $112.7 billion for the trailing twelve months, compared with $71.7 billion for the trailing twelve months ended September 30, 2023.
•Free cash flow increased to $47.7 billion for the trailing twelve months, compared with $21.4 billion for the trailing twelve months ended September 30, 2023.
•Free cash flow less principal repayments of finance leases and financing obligations increased to $44.9 billion for the trailing twelve months, compared with $15.9 billion for the trailing twelve months ended September 30, 2023.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations increased to $46.1 billion for the trailing twelve months, compared with $20.2 billion for the trailing twelve months ended September 30, 2023.
“As we get into the holiday season, we’re excited about what we have in store for customers,” said Andy Jassy, Amazon President & CEO. “We kicked off the holiday season with our biggest-ever Prime Big Deal Days and the launch of an all-new Kindle lineup that is significantly outperforming our expectations; and there’s so much more coming, from tens of millions of deals, to our NFL Black Friday game and Election Day coverage with Brian Williams on Prime Video, to over 100 new cloud infrastructure and AI capabilities that we’ll share at AWS re:Invent the week after Thanksgiving.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Held its annual Prime Big Deal Days shopping event, with record sales, number of items sold, and Prime member participation, saving Prime members more than $1 billion with deals across its Store.
•Announced its first-ever fuel savings offer for Prime, saving U.S. members 10 cents a gallon on fuel at approximately 7,000 bp, Amoco, and ampm locations.

•Expanded its selection of brands with AllSaints, Beats x Kim, Estée Lauder, kate spade new york, and more.
•Announced plans to expand Amazon Pharmacy Same-Day Delivery of medications to nearly half the U.S. in 2025 by accelerating the roll out of new pharmacies in 20 more U.S. cities by the end of next year.
•Launched new generative AI-powered features, including:
•Rufus, a generative AI expert shopping assistant, becoming available in Canada, France, Germany, India, Italy, Spain, and the UK.
•AI Shopping Guides, which simplifies product research by using generative AI to pair information about a product category with Amazon’s wide selection, making it easier for customers to find the right product for their needs.
•Project Amelia, an AI assistant for sellers that offers tailored business insights to boost productivity and drive seller growth.
•Video generation and live image capabilities for advertisers that makes it fast and easy for brands to deliver compelling creative for customers through short, animated campaign images.
•Launched new foundation models in Amazon Bedrock and Amazon SageMaker, including AI21 Labs’ Jamba 1.5 family, Anthropic’s upgraded Claude 3.5 Sonnet, Meta’s Llama 3.2, Mistral Large 2, and multiple Stability AI models.
•Launched new memory-optimized, compute-optimized, and general purpose Amazon EC2 instances based on AWS’s latest generation Graviton4 processor, which delivers 75% more memory bandwidth and 30% better compute performance than the previous generation Graviton chips.
•Launched Oracle Database@AWS for customers to easily and quickly migrate Oracle workloads to dedicated infrastructure on AWS with minimal to no database or application changes.
•Entered a strategic collaboration with Databricks to accelerate the development of custom models built with Databricks Mosaic AI on AWS, and for Databricks to leverage AWS Trainium chips as the preferred AI chip to help customers improve price-performance when building generative AI applications.
•Signed AWS agreements with several large enterprise companies such as The Australia and New Zealand Banking Group Limited, Booking.com, Capital One, Datadog, Epic Games, Fast Retailing, Itaú Unibanco, Luma AI, National Australia Bank, Sony, T-Mobile, Toyota, and Veeva.
•Launched Season 2 of The Lord of the Rings: The Rings of Power to positive reviews from customers and critics alike, ranking as Prime Video’s most watched returning season ever by hours watched.
•Drew more than 17 million viewers to the Cowboys-Giants Thursday Night Football game, the most-streamed NFL regular season game ever.
•Added Apple TV+ to Prime Video’s collection of over 100 add-on subscription channels in the U.S.
•Announced a new Kindle lineup, including a reimagined Kindle Scribe with generative AI, the Kindle Colorsoft with a color display, and the fastest Kindle Paperwhite ever.
•Announced investments in the Delivery Service Partner program of $2.1 billion in North America to support safety programs, training, incentives, and more, as well as 25 billion yen in Japan to support last mile delivery innovation, and safety and technology for drivers.
•Announced plans to hire 250,000 people across its U.S. operations ahead of the holiday season. All seasonal employees earn at least $18 per hour and have access to comprehensive benefits like health care.
•Announced plans for AWS to invest £8 billion over five years in the UK, supporting 14,000 jobs annually.
•Removed plastic air pillows from all delivery packaging at fulfillment centers globally, including expanding its use of paper filler made from 100% recycled content across North America to replace plastic air pillows.
•Mobilized Disaster Relief by Amazon to support communities around the world impacted by natural disasters. In the U.S., Amazon leveraged its Disaster Relief Hub in Atlanta to support communities impacted by Hurricanes Helene and Milton with donated goods, logistics support, and technology. In Europe, Amazon mobilized its global logistics infrastructure, inventory, teams, and technology to provide rapid assistance for flooding across the region.
For additional highlights from the quarter, visit aboutamazon.com/news/company-news/amazon-earnings-q3-2024-highlights.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 31, 2024, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Fourth Quarter 2024 Guidance
•Net sales are expected to be between $181.5 billion and $188.5 billion, or to grow between 7% and 11% compared with fourth quarter 2023. This guidance anticipates an unfavorable impact of approximately 10 basis points from foreign exchange rates.
•Operating income is expected to be between $16.0 billion and $20.0 billion, compared with $13.2 billion in fourth quarter 2023.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security breaches, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2024	2023	2024	2023	2024

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$50,067	$71,673	$54,253	$73,890	$35,178	$50,081
OPERATING ACTIVITIES:
Net income	9,879	15,328	19,801	39,244	20,079	49,868
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	12,131	13,442	34,843	37,164	47,528	50,984
Stock-based compensation	5,829	5,333	17,704	17,016	23,310	23,335
Non-operating expense (income), net	(990)	(141)	(409)	2,498	3,036	2,159
Deferred income taxes	(1,196)	(1,317)	(4,412)	(3,040)	(7,779)	(4,504)
Changes in operating assets and liabilities:
Inventories	808	(1,509)	(1,194)	(2,818)	1,986	(175)
Accounts receivable, net and other	(3,584)	(701)	(901)	774	(5,641)	(6,673)
Other assets	(3,134)	(4,537)	(9,463)	(10,293)	(13,511)	(13,095)
Accounts payable	2,820	(477)	(5,415)	(5,754)	4,437	5,134
Accrued expenses and other	(1,321)	129	(9,022)	(6,946)	(3,245)	(352)
Unearned revenue	(25)	421	949	2,396	1,454	6,025
Net cash provided by (used in) operating activities	21,217	25,971	42,481	70,241	71,654	112,706
INVESTING ACTIVITIES:
Purchases of property and equipment	(12,479)	(22,620)	(38,141)	(55,165)	(54,733)	(69,753)
Proceeds from property and equipment sales and incentives	1,181	1,342	3,361	3,559	4,513	4,794
Acquisitions, net of cash acquired, non-marketable investments, and other	(1,629)	(622)	(5,458)	(4,547)	(6,289)	(4,928)
Sales and maturities of marketable securities	1,393	8,069	4,059	12,726	9,742	14,294
Purchases of marketable securities	(219)	(3,068)	(1,053)	(13,472)	(1,286)	(13,907)
Net cash provided by (used in) investing activities	(11,753)	(16,899)	(37,232)	(56,899)	(48,053)	(69,500)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	216	1,725	17,395	2,588	28,002	3,322
Repayments of short-term debt, and other	(8,095)	(1,820)	(19,339)	(2,453)	(35,136)	(8,791)
Proceeds from long-term debt	—	—	—	—	8,235	—
Repayments of long-term debt	—	(2,183)	(3,386)	(6,682)	(4,643)	(6,972)
Principal repayments of finance leases	(1,005)	(402)	(3,605)	(1,710)	(5,245)	(2,489)
Principal repayments of financing obligations	(64)	(78)	(198)	(247)	(260)	(320)
Net cash provided by (used in) financing activities	(8,948)	(2,758)	(9,133)	(8,504)	(9,047)	(15,250)
Foreign currency effect on cash, cash equivalents, and restricted cash	(502)	690	(288)	(51)	349	640
Net increase (decrease) in cash, cash equivalents, and restricted cash	14	7,004	(4,172)	4,787	14,903	28,596
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$50,081	$78,677	$50,081	$78,677	$50,081	$78,677
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$465	$266	$1,821	$1,215	$2,450	$2,002
Cash paid for operating leases	2,692	2,940	7,687	9,116	10,052	11,882
Cash paid for interest on finance leases	76	71	234	217	318	291
Cash paid for interest on financing obligations	50	47	150	161	205	207
Cash paid for income taxes, net of refunds	2,628	2,004	6,982	8,162	8,677	12,359
Assets acquired under operating leases	3,345	3,571	11,075	11,235	15,844	14,212
Property and equipment acquired under finance leases, net of remeasurements and modifications	183	186	431	409	748	620
Property and equipment recognized during the construction period of build-to-suit lease arrangements	93	21	308	89	618	138
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	492	—	1,212	—	3,063	162

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024

Net product sales	$63,171	$67,601	$179,184	$190,085
Net service sales	79,912	91,276	225,640	260,082
Total net sales	143,083	158,877	404,824	450,167
Operating expenses:
Cost of sales	75,022	80,977	212,186	227,395
Fulfillment	22,314	24,660	64,524	70,543
Technology and infrastructure	21,203	22,245	63,584	64,973
Sales and marketing	10,551	10,609	31,468	30,783
General and administrative	2,561	2,713	8,806	8,496
Other operating expense (income), net	244	262	613	587
Total operating expenses	131,895	141,466	381,181	402,777
Operating income	11,188	17,411	23,643	47,390
Interest income	776	1,256	2,048	3,429
Interest expense	(806)	(603)	(2,469)	(1,836)
Other income (expense), net	1,031	(27)	649	(2,718)
Total non-operating income (expense)	1,001	626	228	(1,125)
Income before income taxes	12,189	18,037	23,871	46,265
Provision for income taxes	(2,306)	(2,706)	(4,058)	(6,940)
Equity-method investment activity, net of tax	(4)	(3)	(12)	(81)
Net income	$9,879	$15,328	$19,801	$39,244
Basic earnings per share	$0.96	$1.46	$1.93	$3.76
Diluted earnings per share	$0.94	$1.43	$1.89	$3.67
Weighted-average shares used in computation of earnings per share:
Basic	10,322	10,501	10,286	10,447
Diluted	10,558	10,735	10,452	10,705

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024

Net income	$9,879	$15,328	$19,801	$39,244
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $36, $(45), $4, and $43	(1,388)	1,911	(738)	178
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(18), $(55), $(52), and $(282)	62	167	174	944
Less: reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $(15), and $(1)	3	—	48	4
Net change	65	167	222	948
Other, net of tax of $0, $3, $0, and $1	—	(3)	—	(4)
Total other comprehensive income (loss)	(1,323)	2,075	(516)	1,122
Comprehensive income	$8,556	$17,403	$19,285	$40,366

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024

North America
Net sales	$87,887	$95,537	$247,314	$271,911
Operating expenses	83,580	89,874	238,898	256,200
Operating income	$4,307	$5,663	$8,416	$15,711

International
Net sales	$32,137	$35,888	$90,957	$99,486
Operating expenses	32,232	34,587	93,194	97,009
Operating income (loss)	$(95)	$1,301	$(2,237)	$2,477

AWS
Net sales	$23,059	$27,452	$66,553	$78,770
Operating expenses	16,083	17,005	49,089	49,568
Operating income	$6,976	$10,447	$17,464	$29,202

Consolidated
Net sales	$143,083	$158,877	$404,824	$450,167
Operating expenses	131,895	141,466	381,181	402,777
Operating income	11,188	17,411	23,643	47,390
Total non-operating income (expense)	1,001	626	228	(1,125)
Provision for income taxes	(2,306)	(2,706)	(4,058)	(6,940)
Equity-method investment activity, net of tax	(4)	(3)	(12)	(81)
Net income	$9,879	$15,328	$19,801	$39,244

Segment Highlights:
Y/Y net sales growth:
North America	11%	9%	11%	10%
International	16	12	9	9
AWS	12	19	13	18
Consolidated	13	11	11	11
Net sales mix:
North America	61%	60%	61%	60%
International	23	23	23	22
AWS	16	17	16	18
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2023	September 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$73,387	$75,091
Marketable securities	13,393	12,960
Inventories	33,318	36,103
Accounts receivable, net and other	52,253	51,638
Total current assets	172,351	175,792
Property and equipment, net	204,177	237,917
Operating leases	72,513	76,527
Goodwill	22,789	23,081
Other assets	56,024	71,309
Total assets	$527,854	$584,626
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,981	$84,570
Accrued expenses and other	64,709	60,602
Unearned revenue	15,227	16,305
Total current liabilities	164,917	161,477
Long-term lease liabilities	77,297	79,802
Long-term debt	58,314	54,890
Other long-term liabilities	25,451	29,306
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,898 and 11,026 shares issued; 10,383 and 10,511 shares outstanding)	109	110
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	99,025	115,934
Accumulated other comprehensive income (loss)	(3,040)	(1,918)
Retained earnings	113,618	152,862
Total stockholders’ equity	201,875	259,151
Total liabilities and stockholders’ equity	$527,854	$584,626

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$61,841	$71,654	$84,946	$99,147	$107,952	$112,706	57%
Operating cash flow -- TTM Y/Y growth	74%	81%	82%	82%	75%	57%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$53,963	$50,220	$48,133	$48,998	$54,979	$64,959	29%
Principal repayments of finance leases -- TTM	$5,705	$5,245	$4,384	$3,774	$3,092	$2,489	(53)%
Principal repayments of financing obligations -- TTM	$244	$260	$271	$304	$306	$320	23%
Equipment acquired under finance leases -- TTM (1)	$269	$239	$310	$306	$425	$492	106%
Principal repayments of all other finance leases -- TTM (2)	$631	$694	$683	$761	$794	$785	13%
Free cash flow -- TTM (3)	$7,878	$21,434	$36,813	$50,149	$52,973	$47,747	123%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$1,929	$15,929	$32,158	$46,071	$49,575	$44,938	182%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$6,734	$20,241	$35,549	$48,778	$51,448	$46,150	128%
Common shares and stock-based awards outstanding	10,794	10,792	10,788	10,788	10,871	10,872	1%
Common shares outstanding	10,313	10,330	10,383	10,403	10,490	10,511	2%
Stock-based awards outstanding	481	462	406	385	381	361	(22)%
Stock-based awards outstanding -- % of common shares outstanding	4.7%	4.5%	3.9%	3.7%	3.6%	3.4%	N/A
Results of Operations
Worldwide (WW) net sales	$134,383	$143,083	$169,961	$143,313	$147,977	$158,877	11%
WW net sales -- Y/Y growth, excluding F/X	11%	11%	13%	13%	11%	11%	N/A
WW net sales -- TTM	$538,046	$554,028	$574,785	$590,740	$604,334	$620,128	12%
WW net sales -- TTM Y/Y growth, excluding F/X	13%	12%	12%	12%	12%	12%	N/A
Operating income	$7,681	$11,188	$13,209	$15,307	$14,672	$17,411	56%
F/X impact -- favorable	$104	$132	$85	$72	$29	$16	N/A
Operating income -- Y/Y growth, excluding F/X	128%	338%	379%	219%	91%	55%	N/A
Operating margin -- % of WW net sales	5.7%	7.8%	7.8%	10.7%	9.9%	11.0%	N/A
Operating income -- TTM	$17,717	$26,380	$36,852	$47,385	$54,376	$60,599	130%
Operating income -- TTM Y/Y growth, excluding F/X	10%	99%	197%	252%	205%	129%	N/A
Operating margin -- TTM % of WW net sales	3.3%	4.8%	6.4%	8.0%	9.0%	9.8%	N/A
Net income	$6,750	$9,879	$10,624	$10,431	$13,485	$15,328	55%
Net income per diluted share	$0.65	$0.94	$1.00	$0.98	$1.26	$1.43	53%
Net income -- TTM	$13,072	$20,079	$30,425	$37,684	$44,419	$49,868	148%
Net income per diluted share -- TTM	$1.26	$1.93	$2.90	$3.56	$4.18	$4.67	142%
______________________________
(1)For the twelve months ended September 30, 2023 and 2024, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $748 million and $620 million.
(2)For the twelve months ended September 30, 2023 and 2024, this amount relates to property included in “Principal repayments of finance leases” of $5,245 million and $2,489 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Y/Y % Change
Segments
North America Segment:
Net sales	$82,546	$87,887	$105,514	$86,341	$90,033	$95,537	9%
Net sales -- Y/Y growth, excluding F/X	11%	11%	13%	12%	9%	9%	N/A
Net sales -- TTM	$331,633	$340,677	$352,828	$362,288	$369,775	$377,425	11%
Operating income	$3,211	$4,307	$6,461	$4,983	$5,065	$5,663	31%
F/X impact -- favorable (unfavorable)	$(7)	$(27)	$(13)	$8	$8	$(28)	N/A
Operating income -- Y/Y growth, excluding F/X	N/A	N/A	N/A	454%	58%	32%	N/A
Operating margin -- % of North America net sales	3.9%	4.9%	6.1%	5.8%	5.6%	5.9%	N/A
Operating income -- TTM	$3,457	$8,176	$14,877	$18,962	$20,816	$22,172	171%
Operating margin -- TTM % of North America net sales	1.0%	2.4%	4.2%	5.2%	5.6%	5.9%	N/A
International Segment:
Net sales	$29,697	$32,137	$40,243	$31,935	$31,663	$35,888	12%
Net sales -- Y/Y growth, excluding F/X	10%	11%	13%	11%	10%	12%	N/A
Net sales -- TTM	$121,003	$125,420	$131,200	$134,012	$135,978	$139,729	11%
Operating income (loss)	$(895)	$(95)	$(419)	$903	$273	$1,301	N/A
F/X impact -- favorable (unfavorable)	$32	$228	$160	$(3)	$(94)	$43	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(48)%	(87)%	(74)%	N/A	N/A	N/A	N/A
Operating margin -- % of International net sales	(3.0)%	(0.3)%	(1.0)%	2.8%	0.9%	3.6%	N/A
Operating income (loss) -- TTM	$(6,836)	$(4,465)	$(2,656)	$(506)	$662	$2,058	N/A
Operating margin -- TTM % of International net sales	(5.6)%	(3.6)%	(2.0)%	(0.4)%	0.5%	1.5%	N/A
AWS Segment:
Net sales	$22,140	$23,059	$24,204	$25,037	$26,281	$27,452	19%
Net sales -- Y/Y growth, excluding F/X	12%	12%	13%	17%	19%	19%	N/A
Net sales -- TTM	$85,410	$87,931	$90,757	$94,440	$98,581	$102,974	17%
Operating income	$5,365	$6,976	$7,167	$9,421	$9,334	$10,447	50%
F/X impact -- favorable (unfavorable)	$79	$(69)	$(62)	$67	$115	$1	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(8)%	30%	39%	83%	72%	50%	N/A
Operating margin -- % of AWS net sales	24.2%	30.3%	29.6%	37.6%	35.5%	38.1%	N/A
Operating income -- TTM	$21,096	$22,669	$24,631	$28,929	$32,898	$36,369	60%
Operating margin -- TTM % of AWS net sales	24.7%	25.8%	27.1%	30.6%	33.4%	35.3%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Y/Y % Change
Net Sales
Online stores (1)	$52,966	$57,267	$70,543	$54,670	$55,392	$61,411	7%
Online stores -- Y/Y growth, excluding F/X	5%	6%	8%	7%	6%	8%	N/A
Physical stores (2)	$5,024	$4,959	$5,152	$5,202	$5,206	$5,228	5%
Physical stores -- Y/Y growth, excluding F/X	7%	6%	4%	6%	4%	5%	N/A
Third-party seller services (3)	$32,332	$34,342	$43,559	$34,596	$36,201	$37,864	10%
Third-party seller services -- Y/Y growth, excluding F/X	18%	18%	19%	16%	13%	10%	N/A
Advertising services (4)	$10,683	$12,060	$14,654	$11,824	$12,771	$14,331	19%
Advertising services -- Y/Y growth, excluding F/X	22%	25%	26%	24%	20%	19%	N/A
Subscription services (5)	$9,894	$10,170	$10,488	$10,722	$10,866	$11,278	11%
Subscription services -- Y/Y growth, excluding F/X	14%	13%	13%	11%	11%	11%	N/A
AWS	$22,140	$23,059	$24,204	$25,037	$26,281	$27,452	19%
AWS -- Y/Y growth, excluding F/X	12%	12%	13%	17%	19%	19%	N/A
Other (6)	$1,344	$1,226	$1,361	$1,262	$1,260	$1,313	7%
Other -- Y/Y growth (decline), excluding F/X	26%	(3)%	8%	23%	(6)%	5%	N/A

Stock-based Compensation Expense
Cost of sales	$251	$193	$227	$174	$266	$193	(1)%
Fulfillment	$932	$732	$823	$636	$944	$696	(5)%
Technology and infrastructure	$4,043	$3,284	$3,533	$2,772	$3,670	$2,961	(10)%
Sales and marketing	$1,303	$1,111	$1,216	$932	$1,224	$1,012	(9)%
General and administrative	$598	$509	$520	$447	$618	$471	(8)%
Total stock-based compensation expense	$7,127	$5,829	$6,319	$4,961	$6,722	$5,333	(9)%
Other
WW shipping costs	$20,418	$21,799	$27,326	$21,834	$21,965	$23,501	8%
WW shipping costs -- Y/Y growth	6%	9%	11%	10%	8%	8%	N/A
WW paid units -- Y/Y growth (7)	9%	9%	12%	12%	11%	12%	N/A
WW seller unit mix -- % of WW paid units (7)	60%	60%	61%	61%	61%	60%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,461,000	1,500,000	1,525,000	1,521,000	1,532,000	1,551,000	3%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	(4)%	(3)%	(1)%	4%	5%	3%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings, such as health care services, certain licensing and distribution of video content, and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr